                                                                    EXHIBIT 10.6

                         SUPPLEMENTAL REPRESENTATIONS,
                         -----------------------------
                       WARRANTIES AND INDEMNITY AGREEMENT
                       ----------------------------------


     THIS SUPPLEMENTAL REPRESENTATIONS, WARRANTIES AND INDEMNITY AGREEMENT (this "Agreement") is made and entered into as of July __, 1996 by the individuals listed on Schedule 1A attached hereto (each an "Indemnitor" and collectively the
          -----------
"Indemnitors"), American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (including and collectively with its subsidiary partnerships and limited liability companies, the "Operating Partnership"), and American General Hospitality Corporation, a Maryland corporation (the "Company") and parent of the sole general partner of the Operating Partnership.

     WHEREAS, in connection with the initial public offering of shares of common stock of the Company (the "Offering"), the Operating Partnership will (i) acquire direct and indirect equity interests in the partnerships and other entities listed on Schedule 1B attached hereto (the "Asset Entities") which hold
                   -----------
interests in the hotels listed opposite the name of each such entity on Schedule
                                                                        --------
1B (the "Owned Hotels") and (ii) acquire the hotels listed on Schedule 1C
- --                                                            -----------
attached hereto (the "Acquisition Hotels"), (iii) acquire the hotels listed on

Schedule 1D which are currently managed by American General Hospitality, Inc.
- -----------
("AGHI") (the "Managed Hotels" and, together with the Owned Hotels and the Acquisition Hotels, the "Hotels") and (iv) carry out the other transactions called for in the agreements listed in Schedule 1E attached hereto, as any of
                                       -----------
such documents may be amended (as so amended, the "Transfer Agreements") (all of the foregoing transfers and transactions being collectively referred to herein as the "Formation Transactions" and the Indemnitors and other persons controlled by the Indemnitors from whom the Operating Partnership will acquire the direct and indirect equity interests in the Asset Entities sometimes being collectively referred to herein individually each as a "Transferor" and collectively as the "Transferors"); and

     WHEREAS, to induce the Company to consummate the Offering and to induce the Company and the Operating Partnership to acquire the interests in the Asset Entities and the Hotels to be acquired by them pursuant to the Transfer Agreements, each Indemnitor has agreed to make the representations and warranties and indemnities contained in this Agreement for the benefit of the Company and the Operating Partnership.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1.  Representations and Warranties with Respect to Hotels, Transferor and
         ---------------------------------------------------------------------
Asset Entities.  Each Indemnitor hereby makes the following representations and
- --------------
warranties to the Company and the Operating Partnership (i) as of the date hereof, (ii) as of the date any of the documents required to effectuate the Formation Transactions are executed and delivered into escrow (the "Initial Closing") and (iii) as of the date all documents required to effectuate the Formation Transactions are released from escrow (the "Final Closing") as follows:
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       1.1    Organization and Qualification.  Each Transferor
              ------------------------------
or Asset Entity that is a limited partnership was duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and, if applicable, to execute and perform the Transfer Agreements and engage in the Formation Transactions to which it is a party. Each Transferor or Asset Entity that is a general partnership was duly formed under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and, if applicable, to execute and perform the Transfer Agreements and engage in the Formation Transactions to which it is a party. Each Transferor or Asset Entity that is a corporation was duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority to carry on its business as it is now being conducted and, if applicable, to execute and perform the Transfer Agreements and engage in the Formation Transactions to which it is a party. Each Transferor and Asset Entity has made available to the Operating Partnership or the Company complete and correct copies of its governing instruments, together with all amendments thereto, as in effect on the date of this Agreement and as executed through the Final Closing. Each Transferor and Asset Entity is duly qualified or registered to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property, the management of properties owned by others or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) or the earnings, assets, business affairs or business prospects of such entity. To the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Managed Hotels and the Acquisition Hotels who is not an individual person is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (if applicable) and is duly qualified or registered to transact business in each jurisdiction where qualification or registration is required and has the requisite power and authority to execute and perform the Transfer Agreements and to engage in the Formation Transactions.

          1.2      Authority Relative to Transfer Agreements.
                   -----------------------------------------
All action of each Transferor and, to the knowledge of the Indemnitors, each party to the Transfer Agreements relating to the Acquisition Hotels and the Managed Hotels, necessary to authorize the execution, delivery and performance by such party of the Transfer Agreements has been taken, and no other proceedings on the part of such party are necessary to authorize (i) the execution and delivery by such party (or by any attorney-in-fact duly appointed pursuant to the Transfer Agreements (an "Attorney-in-Fact")), of the Transfer Agreements and the deeds, assignment of partnership or other interests and other deliveries contemplated thereby (the Transfer Agreements and such deeds, assignments and other deliveries being referred to collectively herein as the "Transfer Documents") or (ii) the consummation by such party (directly or through an Attorney-in-Fact) of the Formation Transactions to which it is a party. Neither the execution and delivery by any Transferor or, to the knowledge of the Indemnitors, any party to the Transfer Documents relating to the Acquisition Hotels and the Managed Hotels, (directly or through an Attorney-in-Fact) of the Transfer Documents to which it is a party, nor the consummation by such party (directly or through an Attorney-in-

Fact) of the Transactions to which it is a party, nor compliance by such party (directly or through an Attorney-in-Fact) with any of the provisions of the Transfer Documents to which it is a party will (i) conflict with or result in any breach of any provisions of the governing instruments of any such party that is not an individual person or of any Asset Entity in which such party owns a direct or indirect interest, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any of the organizational documents of such party or of any Asset Entity, or of any note, bond, mortgage, indenture, lease, license, easement, right of first refusal or offer, restriction, contract, agreement or other instrument or obligation to which such party or any Asset Entity is a party or by which any of the foregoing or any of their respective properties or other assets may be bound, or (iii) violate any order, writ, injunction, law, decree, statute, agreement, rule or regulation applicable to any such party, Asset Entity or Hotel.

          1.3       Consents Obtained; Binding Obligation;
                    --------------------------------------
Absence of Undisclosed Liabilities.  All consents or waivers necessary for the
- ----------------------------------
execution and performance of the Transfer Documents by each Transferor party thereto and, to the knowledge of the Indemnitors, each party to the Transfer Documents relating to the Managed Hotels and the Acquisition Hotels, (directly or through an Attorney-in-Fact) and otherwise for the consummation of the Formation Transactions have been duly obtained and are in full force and effect; such consents with respect to the Transferors, and, to the knowledge of the Indemnitors, with respect to the Transfer Agreements relating to the Acquisition Hotels and Managed Hotels, were solicited in accordance with law and the applicable partnership agreements or other applicable organizational documents on the basis of information which did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no rights of first refusal, first offer or similar rights with respect to the Owned Hotels or the Asset Entities or any ownership interests therein being transferred by the Transferor pursuant to the Transfer Documents or, to the knowledge of the Indemnitors, with respect to any Acquisition Hotel or Managed Hotel. Each of the Transfer Documents has been duly and validly executed and delivered by each Transferor or Asset Entity that is a party thereto and, to the knowledge of the Indemnitors, each party to the Transfer Documents relating to the Managed Hotels and the Acquisition Hotels, (directly or through an Attorney-in-Fact) and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of partnerships and to general principles of equity. Upon consummation of the assignments and other transactions contemplated by the Transfer Documents, the Operating Partnership (together with the Company) will acquire, directly or indirectly, good and valid title to, (i) 100% of the ownership interests in each of the Asset Entities that directly own the Owned Hotels and (ii) to the knowledge of the Indemnitors, the Managed Hotels and the Acquisition Hotels.

          1.4      Brokers.  Except as set forth on Schedule
                   -------                          --------
1.4(a), no party to the Transfer Agreements nor any of its general partners, shareholders, officers or directors has employed any broker or finder, or incurred any liability therefor, in connection with the Formation Transactions to which it is a party for which the Company or the Operating Partnership could have any liability.

          1.5      Ownership.  Attached hereto as Schedule
                   ---------                      --------
1.5(a) is a true and complete listing or diagram of (a) the direct and indirect
- ------
owners of each Asset Entity, and (b) the percentage interest owned by each such owner therein. No Transferor has granted to any person (other than pursuant to the Transfer Agreements) any option, warrant or other right to acquire any interest in any Asset Entity or Hotel or, if such Transferor is a partnership, corporation, or trust, in such Transferor, and, to the knowledge of such Indemnitor, no other person or entity has granted to any person any right of first refusal or offer, option, warrant or other right to acquire any interest in any such Asset Entity, Transferor or Hotel (in each case, other than options, warrants or other rights of third parties that have been duly waived or released). No Transferor has pledged its interest in any Asset Entity, entered into a voting agreement with respect to such interest, or otherwise transferred beneficial ownership of such interest. Except as disclosed in the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-4568), as amended at the time declared effective by the Commission (the "Registration Statement") and the final prospectus relating to the Offering (the "Prospectus"), no person has any right or has asserted any right to receive any portion of the earnings, cash flow or proceeds from the operation or sale of any Owned Hotel owned by any Asset Entity.

          1.6      Assets.  Except as reflected in the
                   ------
Transfer Agreements or on Schedule 1.6 attached hereto, no Asset Entity owns any
                          ------------
assets other than the interests in the Owned Hotels being transferred to the Operating Partnership pursuant to the Transfer Agreements and related personal property, fixtures and inventory.

          1.7         Title.  Each Asset Entity and, to the
                      -----
knowledge of the Indemnitors, each seller of a Managed Hotel or Acquisition Hotel, has good and marketable (with respect to Hotels located in the State of Texas, good and indefeasible) fee simple title to or leasehold interest in the Hotels identified in the Transfer Agreements as being owned by such party, in each case subject only to (i) the liens, encumbrances, debts, liabilities or obligations, direct or indirect, contingent or non-contingent, and matured or unmatured, to which the Company and the Operating Partnership are taking subject as enumerated in the Registration Statement (or on Schedule 1.7(a)), (ii) real
                                                   ---------------
estate taxes and assessments not yet due and payable, and (iii) title encumbrances which do not secure the payment of money and for which exceptions appear in or were issued over by the title insurance commitments listed on

Schedule 1.7(a) (collectively, "Permitted Liabilities").
- ---------------

          1.8           Debt.  Except for the existing debt
                        ----
secured by a mortgage, deed of trust or similar instrument with respect to each Hotel, as listed on Schedule 1.8, no Asset Entity, and, to the knowledge of the
                    ------------
Indemnitors, no Managed Hotel or Acquisition Hotel is
subject to any indebtedness which will survive the consummation of the Formation Transactions. Except as set forth on Schedule 1.8, there exists no default or,
                                      ------------
to the knowledge of the Indemnitors, any event which with the passage of time or notice or both would constitute a default, with respect to the mortgage debt or any other debt of any such entity or to which any Owned Hotel or any interest in any Asset Entity or, to the knowledge of the Indemnitors or to which any Managed Hotel or Acquired Hotel is subject which will survive the consummation of the Formation Transactions, that has not been cured. The mortgages and deeds of trust encumbering the Owned Hotels and, to the knowledge of the Indemnitors, the mortgages and deeds of trust encumbering the Managed Hotels and Acquisition Hotels, to which the Operating Partnership takes subject, are not convertible nor will the Operating Partnership, the Company or any lender or other party hold a participating interest therein and, except as otherwise set forth in the Registration Statement, such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any other mortgage deed of trust or property. Schedule 1.8 specifies the existing debt that is to be repaid in
           ------------
connection with the Formation Transactions and also sets forth, if applicable, the prepayment terms of all mortgage debt being repaid in connection with the Formation Transactions. Except as set forth on Schedule 1.8, all action
                                                ------------
necessary to prepay in full such mortgage debt simultaneously with the consummation of the Formation Transactions has been taken, all consents or releases required in connection with such prepayment have been obtained, and such mortgages and deeds of trust encumbering the Hotels will be satisfied in full and released contemporaneously with the Final Closing.

          1.9           Financial Statements.  The consolidated
                        --------------------
or combined financial statements set forth in the Registration Statement (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of the entities named therein as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations of the entities named therein for the periods indicated. There are no material liens, encumbrances, debts, liabilities or obligations, direct or indirect, contingent or non-contingent, known or unknown, and matured or unmatured (collectively, "Liabilities") with respect to any such entities that are not reflected, reserved against or described on such Financial Statements which are required to be reflected as liabilities therein under generally accepted accounting principles.

          1.10          Financial Condition.  Since the date of
                        -------------------
the Financial Statements, there has been no material adverse change in the condition (financial or otherwise), earnings, business, affairs or business prospects of any Owned Hotel or Managed Hotel, or Asset Entity or, to the knowledge of the Indemnitors, any Acquisition Hotel, except as disclosed on

Schedule 1.10 attached hereto.  No Transferor, Asset Entity, or to the knowledge
- -------------
of the Indemnitors, any seller of a Managed Hotel or Acquisition Hotel (i) is in receivership or dissolution, (ii) has made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the

Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the knowledge of the Indemnitors, no such petition has been filed against any such party.

          1.11          Contracts.  Except for (i) agreements
                        ---------
relating to mortgage financing to be assumed by the Operating Partnership or to be repaid in connection with the Formation Transactions as described in the Registration Statement, (ii) agreements relating to other indebtedness for borrowed money disclosed in the Registration Statement, (iii) agreements that the Company or the Operating Partnership have or will enter into, or (iv) the leases referred to in Section 1.12 below, Schedule 1.11 attached hereto lists
                                          -------------
all contracts or other understandings, written or oral, to which any Asset Entity is a party or by which any Asset Entity or Managed Hotel is bound, or that to the knowledge of the Indemnitors, relate to an Acquisition Hotel or that would otherwise become binding on the Company or the Operating Partnership or any subsidiary of either following consummation of the Formation Transactions (collectively, the "Contracts") which (a) singly or in combination with any other contract purporting to address the same matter for such Hotel could require payments in excess of $10,000 in any year and (b) would not be terminable without cost on 60 days' notice or less by such Asset Entity or the Operating Partnership without violating the terms thereof. Each of the Contracts is valid and binding on the Asset Entity that is a party thereto, as applicable, and is in full force and effect in all material respects. No Asset Entity, nor to the knowledge of the Indemnitors, any other party to any Contract, has breached or defaulted under the terms of any Contract, nor has there occurred any event which, with the passage of time or the giving of notice, or both, could give rise to such a breach or default, except for such breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on the business or operations of any Asset Entity, any Hotel or, following the consummation of the Formation Transactions, the Operating Partnership or the Company.

          1.12          Permits.  There exists for each Owned
                        -------
Hotel and Managed Hotel, and to the knowledge of the Indemnitors, each Acquisition Hotel (and will continue to exist immediately following the consummation of the Formation Transactions) all certificates, licenses (including, without limitation, liquor licenses), permits and other authorizations from governmental or political subdivisions or regulatory authorities (collectively "Permits") as are necessary for the ownership, use, operation and licensing of such Hotel as it is currently being operated, except for such Permits for which the failure to possess would not have a material adverse effect on the condition (financial or otherwise) earnings, business, affairs or business prospects of such Hotel. All such Permits are valid and in full force and effect and no such Permit has been violated in any material respect.

          1.13          Litigation; Moratoria, Etc.  Except for
                        --------------------------
the matters identified on Schedule 1.13 attached hereto, there are no claims,
                          -------------
actions, suits, proceedings or investigations pending or, to the knowledge of the Indemnitors, threatened against any Transferor, any Asset Entity or any of the properties or rights of any of them (including, without limitation, any Hotel), or, to the knowledge of the Indemnitors, any Managed Hotel or Acquisition Hotel or any seller of any Managed Hotel or Acquisition Hotel, before or by any court or administrative, governmental or regulatory authority or body, domestic or foreign, arising in connection with the Formation Transactions or consents required or sought in connection with the Formation Transactions or otherwise arising in connection with the Operating Partnership, the Company or the Offering, or that would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Hotel, any such Transferor, any such Asset Entity, any such seller or following consummation of the Formation Transactions, the Operating Partnership or the Company, whether or not covered by insurance. No Transferor, Asset Entity or Owned Hotel or, to the knowledge of the Indemnitors, any Managed Hotel or Acquisition Hotel or any seller of any Managed Hotel or Acquisition Hotel, is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or condition (financial or otherwise), earnings, business, affairs or business prospects of such party or any Hotel. Except as disclosed in the Registration Statement, there is no pending or, to the knowledge of the Indemnitors, threatened litigation, moratorium, condemnation proceedings, zoning change, or other similar proceeding or action that is likely to in any manner affect the size of, use of, improvements on, construction on, access to or availability of utilities or other necessary services to any Owned Hotel or Managed Hotel or, to the knowledge of the Indemnitors, any Acquisition Hotel, except such proceedings or actions that would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), or on the earnings, assets, business, affairs or business prospects of or with respect to such Hotel or of any Asset Entity or, following the consummation of the Formation Transactions, the Company or the Operating Partnership.

          1.14          Compliance with Laws, Etc.  Except as
                        -------------------------
set forth in Schedule 1.14, no Owned Hotel or Managed Hotel or, to the knowledge
             -------------
of the Indemnitors, any Acquisition Hotel, is in violation in any material respect of any zoning code, law, regulation or ordinance or any recorded covenants applicable to such Hotel which would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Asset Entity or Hotel or, following the consummation of the Formation Transactions, the Operating Partnership or the Company. No Asset Entity or Managed Hotel or proper representative thereof, nor to the knowledge of the Indemnitors, any Acquisition Hotel, has received any written or other notice of any violation of any applicable zoning code, law, regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation, or requirement relating to a Hotel (the "Hotel Regulations") which remains uncured, and there are no violations of Hotel Regulations which, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Asset Entity or Hotel or, following the consummation of the Formation Transactions, the Operating Partnership or the Company.

          1.15          Taxes, Utilities, Etc.  Except for such
                        ---------------------
matters that in the aggregate would not result in a material adverse effect on the condition (financial or otherwise), earnings, business, affairs or business prospects of any Transferor, Asset Entity or Hotel, or following consummation of the Formation Transactions, the Operating Partnership or the Company, or as set forth on Schedule 1.15, (i) all
                                                         -------------
tax or information returns required to be filed on or before the date hereof by or on behalf of any Transferor or Asset Entity have been filed through the date hereof or will be filed on or before the closing of the Offering in accordance with all applicable laws, and (ii) there is no action, suit or proceeding pending against, or with respect to, any Transferor, Asset Entity or any Owned Hotel or Managed Hotel or, to the knowledge of the Indemnitors, any Acquisition Hotel in respect of any tax (other than tax abatement proceedings) nor is any claim for additional tax asserted by any such authority. No amounts due and owing with respect to any such Hotel in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days. Schedule 1.15 attached hereto shows
                                          -------------
all tax abatements to which any Hotel is entitled as of the date hereof and for ensuing tax periods.

          1.16            Insurance.  Each Asset Entity, Owned
                          ---------
Hotel and Managed Hotel and, to the knowledge of the Indemnitors, each Acquisition Hotel, currently has in place and has had in place for the past five years, and the Operating Partnership will have in place upon consummation of the Formation Transactions, public liability, casualty and other insurance coverage with respect to the Hotel as is required by any applicable mortgage to be assumed by the Company or the Operating Partnership or to be placed by the Company or the Operating Partnership on any Hotel (as described in the Registration Statement) or as would otherwise customarily be carried by owners or operators of projects similar to the Hotels in the markets in which such Hotels are located. Each of the insurance policies with respect to the Owned Hotels and Managed Hotels, and, to the knowledge of the Indemnitors, the Acquisition Hotels, is in full force and effect and all premiums due and payable thereunder have been fully paid when due. None of the Indemnitors and Transferor nor any Asset Entity nor any Managed Hotel, nor to the knowledge of the Indemnitors, the owners of the Acquisition Hotel, has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any Hotel or any notice of cancellation or intent to cancel any such insurance or of any claim which is not covered by such insurance.

                1.17   Employees.  Except as disclosed on
                       ---------
Schedule 1.17, no Asset Entity has any employees or has ever had any employees.
- -------------

               1.18         Environmental.  To the knowledge of the
                            -------------
Indemnitors, except for conditions specifically described in the environmental reports prepared for the Hotels or enumerated in Schedule 1.18 (the
                                                 -------------
"Environmental Reports"):

          (A) no Hazardous Substances (as defined below) are present in the Environment (as defined below) at any Hotel in violation of any Environmental Law (defined below);

          (B) no Asset Entity or Transferor has caused or allowed any discharging or disposal of any Hazardous Substance or pollutant into the Environment at any Hotel in violation of any Environmental Law (as defined below);

          (C) except as set forth on Schedule 1.18, no testing, assessment,
                                     -------------
     report, notice, filing, remediation, or other action is required under any Environmental Law by reason of any Hazardous Substance at any Hotel and no remediation is required under any Environmental Law of any properties within one half mile of any Hotel;

          (D) no Asset Entity or Transferor or AGHI, as manager of the Owned Hotels and the Managed Hotels, nor, to the knowledge of the Indemnitors, any owner of an Acquisition Hotel has received any notice of a claim under or pursuant to any Environmental Law applicable to a Hotel pertaining to Hazardous Substances on the Hotel or pertaining to other property at which Hazardous Substances generated at the Hotel have come to be located;

          (E) no Asset Entity, Transferor, AGHI, or any owner of any Managed Hotel or Acquisition Hotel has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law at any Hotel that is uncured or unremediated as of the date hereof;

          (F) each Hotel is in compliance in all respects with every Environmental Law applicable to the Hotel, its property and its operations;

          (G) no Hotel (1) is included on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation and Liability Information System database maintained by the EPA or (2) is included on any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law, and no predecessor to any Asset Entity has received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Owned Hotel on such list; and

          (H) there are no underground storage tanks located at any Hotel or on any property associated therewith.

As used herein, "HAZARDOUS SUBSTANCE" shall mean oil, petroleum, or petroleum-derived substances or waste, lead-based paint, asbestos, polychlorinated biphenals, radioactive materials, flammable explosives and any hazardous substance, hazardous material, toxic substance, or hazardous waste, listed or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. (S)(S) 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S)(S) 6901, et seq.) ("RCRA"), the Clean Water Act, as amended (33 U.S.C. (S)(S) 1251 et. seq.) (the "Clean Water Act"), or any other similar federal, state or local laws, rules, regulations and orders affecting the Hotels; "ENVIRONMENT" shall mean any ambient air, surface water, ground water, land surface, or subsurface strata located at, on, or under any Hotel; "ENVIRONMENTAL LAW" shall mean any and all laws relating to or imposing liability or standards of conduct concerning Hazardous Substances or environmental protection as in effect on the date hereof or at any time in the past, including, without limitation, CERCLA, RCRA, the Clean Water Act or the Clean Air Act, as amended (42 U.S.C. (S)(S) 7401 et seq.), together with all rules, regulations and orders promulgated thereunder and all other similar federal, state and local laws, together with all rules, regulations, ordinances, permits, licenses, other authorizations and orders, promulgated or issued thereunder; "GOVERNMENTAL AUTHORITY" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law;

          1.19  Condition of Property; No Alterations.  To the knowledge of the
                -------------------------------------
Indemnitors, except for conditions specifically described in the structural reports prepared for the Hotels and enumerated in Schedule 1.19(a) attached
                                                  ----------------
hereto, there is no material defect in the condition of any Hotel, the improvements thereon, the structural elements thereof, or the mechanical systems therein, nor any material damage from casualty or other cause, nor any soil condition of any Hotel that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. Except as disclosed on Schedule 1.19(b)
                                                         ----------------
attached hereto, there have been no alterations to the exteriors of any of the buildings or other improvements on any Owned Hotel or Managed Hotel or to the knowledge of the Indemnitors, any Acquisition Hotel, that would render any of the surveys referred to on Schedule 1.19(c) inaccurate in any material respect.
                           ----------------

          1.20 Transfer Taxes.  All transfer taxes, mortgage recording taxes,
               --------------
controlling interest transfer taxes and similar taxes or impositions occasioned by reason of the Formation Transactions have been paid in full and the amounts thereof are as set forth in Schedule 1.20 attached hereto.
                            -------------

          1.21 Real Estate Taxes and Assessments.  The only Hotels that will be
               ---------------------------------
subject to increased real estate taxes and assessments by reason of the Formation Transactions are as set forth on Schedule 1.21 attached hereto.
                                           -------------

          1.22 Management Contracts.  Except as disclosed on Schedule 1.22, upon
               --------------------                          -------------
consummation of the Formation Transactions, all of the contracts or other understandings, written or oral, to which any Asset Entity is a party or by which any Asset Entity, Owned Hotel or Managed Hotel or, to the knowledge of the Indemnitors, any Acquisition Hotel is bound, including all amendments thereto, for the management of the Hotels shall be terminated without liability on the part of the Operating Partnership and the Company effective no later than the consummation of the Formation Transactions.

          1.23 Historical Districts.  Except as listed on Schedule 1.23, neither
               --------------------                       -------------
the Hotels nor any portion thereof, are (i) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (ii) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local, state and federal generally applicable zoning ordinances, statutes, laws and regulations.

          1.24 Occupancy; Average Daily Room Rate; Revenue Per Available Room.
               --------------------------------------------------------------
The occupancy and average daily room rate and revenue per available room with respect to each Owned Hotel and Managed Hotel and, to the knowledge of the Indemnitors, each Acquisition Hotel, as described in the Registration Statement or Form S-11 and any amendments thereto (the "Registration Statement") of the Company filed with the Securities and Exchange Commission hereto are true and accurate in all material respects.

          1.25 Space Leases.  Except as set forth on Schedule 1.25, with respect
               ------------                          -------------
to the Owned Hotels and Managed Hotels and, to the knowledge of the Indemnitors, with respect to the Acquisition Hotel (i) there are no leases for space, other than guest rooms, conference rooms, banquet rooms and similar facilities; (ii) there are no material uncured defaults with respect to such space leases; (iii) no lessee under any such space lease is entitled to any material rebate or free rent for any period after the consummation of the Formation Transactions or has the right to unilaterally terminate any such space lease; (iv) true and correct copies of such space leases have been provided to the Company or the Operating Partnership, and to Smith Barney (as defined below) or its counsel; and (v) none of the rentals from any such space leases has been assigned or encumbered pursuant to assignments or encumbrances that will not be released at the closing of the Formation Transactions.

          1.26 Franchise Licenses.  Except as disclosed on Schedule 1.26, with
               ------------------                          -------------
respect to each Hotel that is subject to a franchise license, (i) the consent of the franchisor to the transfer (whether by assignment or by the execution of a new franchise agreement) of the franchise agreement to AGH Leasing L.P. (the "Lessee") has been obtained; (ii) upon such transfer, the franchise agreement will be a valid and binding obligation of the Lessee, and to the knowledge of the Indemnitors, the franchisor; and (iii) such Hotel is in compliance in all material respects with all provisions and requirements of the governing franchise agreement and any other agreements with the franchisor. Except as set forth on Schedule 1.26 hereto or disclosed in the Registration Statement,
         -------------
neither the Company nor the Operating Partnership is, or following consummation of the Formation Transactions will be, responsible for any expenses relating to the transfer of the franchise agreements or the expenses for property improvement plans with respect to any Hotel.

          1.27 Sufficiency of Certain Items.  Each Hotel contains and will
               ----------------------------
contain upon consummation of the Formation Transactions, sufficient equipment, furnishings, and other personal property to efficiently and adequately conduct its operations.

     2.   Additional Representations and Warranties with Respect to the
          -------------------------------------------------------------
Indemnitors.  Each Indemnitor hereby further represents and warrants to the
- -----------
Company and the Operating Partnership as follows:

          2.1  Authority Relative to this Agreement.  All action of such
               ------------------------------------
Indemnitor necessary to authorize the execution, delivery and performance of this Agreement by such Indemnitor has been taken, and no other proceedings on the part of such Indemnitor are necessary to authorize the execution and delivery by such Indemnitor of this Agreement and the consummation by such Indemnitor of the transactions hereunder. Neither the execution and delivery of this Agreement by such Indemnitor, nor the consummation by such Indemnitor of the transactions contemplated hereunder, nor compliance by such Indemnitor with any of the provisions of this Agreement will (i) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which such Indemnitor is a party or by which such Indemnitor may be bound, or
(ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Indemnitor, except for violations, breaches or defaults which would not in the aggregate have a material adverse effect on the financial condition of such Indemnitor.

          2.2  Binding Obligation.  This Agreement has been duly and validly
               ------------------
executed and delivered by such Indemnitor and constitutes a valid and binding agreement of such Indemnitor, enforceable against such Indemnitor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

          2.3  Registration Statement.  Each Indemnitor has reviewed the
               ----------------------
Registration Statement and represents and warrants that each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the date of consummation of the Formation Transactions conformed or will conform in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission; the Registration Statement, when it became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus, on the date of filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Final Closing, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by Smith Barney Inc. ("Smith Barney"), or by any underwriter through Smith Barney, specifically for use in the preparation thereof. Each Indemnitor acknowledges that the name of the Underwriters appearing on the cover page and the back cover page of the Prospectus, the legend with respect to overallotments and stabilization on the inside front cover, the list of Underwriters and their respective allotments appearing under the caption "Underwriting" and the statements in the first and third paragraphs under the caption "Underwriting" in the Prospectus constitute the only information relating to any underwriter furnished in writing to the Company by Smith Barney or any other Underwriter specifically for use in the preparation of the Registration Statement and the Prospectus. The Registration Statement does not and is not required to register any securities issued or to be issued in a roll-up transaction (as defined in Item 901(c) of Regulation S-K of the rules and regulations of the Commission) or in a roll-up transaction (as defined in the Limited Partnership Rollup Reform Act of 1993). The Formation Transactions do not involve the issuance of any securities with respect to which there has been filed, is proposed to be filed or is required to be filed under the Securities Act, any other registration statement.

     3.   Indemnity; Limitations on Liability.  Subject to the terms hereof,
          -----------------------------------
each Indemnitor hereby agrees to indemnify and hold harmless the Company and the Operating Partnership and their subsidiaries (each, a "Covered Party") from any damage, expense, loss, cost, claim or liability (each a "Claim") suffered or incurred by any Covered Party as a result of any breach, misrepresentation or inaccuracy in any representation or warranty contained herein (each, a "Covered Matter"). Notwithstanding anything to the contrary contained herein, (a) the total liability of each Indemnitor hereunder shall not exceed the maximum indemnification amount set forth opposite each indemnitor's name on Schedule 1-A hereto; (b) in the event of any Claim for which a third party other than an Indemnitor shall have liability under the applicable Transfer Agreement, the Operating Partnership and the Company shall, as and to the extent provided in
Section 5 below, first make reasonable efforts to exhaust their remedies under such indemnities against such third party prior to proceeding against the Indemnitors hereunder; (c) no Indemnitor shall have no liability resulting from any Claims, unless and until the aggregate amount of the Claims shall exceed, in
the aggregate, [     ]; and (d) each Indemnitor's Proportionate Share of
indemnification for each Claim shall equal the product of the percentage set forth next to such Indemnitor's name on Schedule 1-A hereto multiplied by the
                                        ------------
dollar amount of the Claim. The liability of the Indemnitors hereunder is expressly understood to include both out-of-pocket damages, expenses, losses, costs and liabilities suffered or incurred by the Company or the Operating Partnership (including, without limitation, reasonable attorneys' fees and expenses and other reasonable costs incurred in defending against any adverse claims) as a result of any matter referred to in this Section 3 and the amount by which the consideration received by the Indemnitors exceeded the consideration they otherwise would have received in the Transactions but for the breach, misrepresentation, inaccuracy or other matter giving rise to such indemnification hereunder, and no Indemnitor shall be liable to any Covered Party under this Agreement for any indirect, special, consequential, loss of profits, or similar speculative damages asserted or claimed by a Covered Party.

     4.   Survival; Agreements Regarding Certain Claims.  It is the express
          ---------------------------------------------
intention and agreement of the parties hereto that the representations, warranties and indemnities set forth in this Agreement shall survive the consummation of the Formation Transactions for a period of one year from the date of the consummation of the Formation Transactions and

(except as specifically provided below in this Section 4) shall expire and be terminated and extinguished forever at such time, except with respect to claims asserted against any Indemnitor in good faith pursuant hereto by written notice from any or all of the Covered Parties to such Indemnitor at any time within the one-year period following the consummation of the Formation Transactions. Any written notice given within such one-year period must set forth the nature and details of the claim with specificity in order to constitute a valid notice pursuant to the preceding sentence. Each Covered Party agrees that, in the event that such Covered Party could reasonably make any claim with respect to a matter covered by this Agreement under any existing policy of insurance or against any Transferor under any Transfer Documents, such Covered Party shall, prior to taking any action arising hereunder against any Indemnitor, make a claim under such policy or against such Transferor and thereafter shall use reasonable efforts to prosecute such claim to completion; provided, however,
                                                          --------  -------
that if such Covered Party believes in good faith that by the failure to take action against such Indemnitor for such Claim such Covered Party could irrevocably lose its rights to bring an action hereunder or to proceed against any of the Collateral, such Covered Party may take actions against such Indemnitor as are reasonably necessary to preserve such rights; and provided,
                                                                    --------
further, that from and after (a) the time that notice is given to an Indemnitor
- -------
that a Claim exists but that coverage therefore is being sought from an insurer or Transferor and that no action or (in accordance with the preceding proviso) limited action is being taken against such Indemnitor, through and including (b) 30 days after the date of abandonment (by non-prosecution or otherwise) of such Claim against such carrier or Transferor or, if earlier, the applicable limitations period for such claim, such one year period (if applicable), with respect to that Indemnitor and that Claim only and no other Claim (other than other Claims satisfying the conditions of this proviso), shall be stayed, as necessary, to preserve such Covered Party's rights against such Indemnitor under this Agreement.

     5.   Miscellaneous.
          -------------

          5.1  Notices.  All notices, demands, requests or other communications
               -------
which may be or are required to be given or made either by the Indemnitors, on the one hand, or the Company or the Operating Partnership, on the other hand, pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties to the following addresses:


If to:     Steven D. Jorns         c/o American General Hospitality
           Bruce G. Wiles              Corporation
           or                      3860 West Northwest Highway
           Kenneth B. Barr, to:             Suite 300
                                   Dallas, Texas 75220

If to:     James E. Sowell, to:    c/o Jim Sowell Company
                                   3131 McKinney, Suite 200
                                   Dallas, Texas 75204

 If to:    Kenneth W. Shaw, to:  1313 Plantation Drive, N.
                                 Colleyville, Texas 76034

If to:     Lewis W. Shaw, to:    c/o Jackson-Shaw Co.
                                 3860 West Northwest Highway
                                     Suite 350
                                  Dallas, Texas 75220

If to the Company or the Operating
Partnership to:                      American General Hospitality Corporation
                                     3860 West Northwest Highway
                                     Suite 300
                                     Dallas, Texas 75220


With a copy to:                Battle Fowler, LLP
                               75 East 55th Street
                               Park Avenue Tower
                               New York, NY 10022
                               Attn: Steven L. Lichtenfeld, Esquire

or to such other address in the United States of America as the addressee may indicate by written notice to the other party in conformance with this Section 5.1.

          Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex or facsimile transmission) the answer back being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

          5.2  Definition of Knowledge.  As used herein, "to the knowledge" of
               -----------------------
the Indemnitors means the best knowledge of the Indemnitors after due inquiry of all appropriate individuals having responsibility for the subject matter of the relevant representation and review of the due diligence material prepared and obtained in connection with the purchase by the Operating Partnership of the equity interests in the Asset Entities or the purchase of the Acquisition Hotels and Managed Hotels.

          5.3  Benefit and Assignment.  No party hereto shall assign this
               ----------------------
Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Indemnitors to be bound by such assignment (if the assignor is the Operating Partnership or the Company) or of the Operating Partnership and the Company (if the assignor is any Indemnitor), which consent in either case shall not be unreasonably withheld; and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto (which shall include any subsidiary of the Company or the Operating Partnership) is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

          5.4  Entire Agreement; Amendment.  This Agreement contains the final
               ---------------------------
and entire agreement between the parties hereto with respect to the subject matter hereof and is intended to be an integration of all prior negotiations and understandings. The parties to this Agreement shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto. Notwithstanding the foregoing, nothing contained herein shall be deemed to supersede any representations, warranties or indemnities contained in any Transfer Documents.

          5.5  No Waiver.  No delay or failure on the part of any party hereto
               ---------
in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

          5.6  Governing Law.  This Agreement, the rights and obligations of the
               -------------
parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of Texas (but not including the choice of law rules thereof).

          5.7  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered on its behalf as of the date first above written.

                               AMERICAN GENERAL HOSPITALITY OPERATING
                               PARTNERSHIP, L.P.

                               By:  AGH GP, INC.
                                    General Partner


                                  By:_________________________________
                                      Steven D. Jorns
                                      Chairman of the Board, Chief Executive
                                      Officer and President


                               AMERICAN GENERAL HOSPITALITY CORPORATION


                               By:_______________________________________
                                  Steven D. Jorns
                                  Chairman of the Board, Chief Executive Officer and President



                               _______________________________________
                               Steven D. Jorns

                               ----------------------------------------
                               Bruce W. Wiles

                               ---------------------------------------
                               Kenneth E. Barr

                               ---------------------------------------
                               James Sowell

                               ---------------------------------------
                               Lewis W. Shaw

                               ---------------------------------------
                               Kenneth M. Shaw

                                  SCHEDULE 1-A
                                  ------------


                     PROPORTIONATE    MAXIMUM INDEMNI-
   INDEMNITOR            SHARE        FICATION AMOUNT
- -----------------  -----------------  ---------------

Kenneth E. Barr                 .86%      $ [       ]

Steven D. Jorns               15.95%        [       ]

Kenneth W. Shaw               15.82%        [       ]

Lewis W. Shaw                 15.95%        [       ]

James E. Sowell               46.54%        [       ]

Bruce G. Wiles                 4.88%        [       ]
                             ------       -----------

    Total                    100.00%      $ [       ]
                             ======       ===========

                                  SCHEDULE 1-B
                                  ------------



           ASSET ENTITY                   OWNED HOTEL
           ------------                   -----------


455 Meadowlands Associates, Ltd.         Courtyard by Marriott-Meadowlands

Richmond Williamsburg Associates, Ltd.   Hampton Inn-Richmond Airport

183 Hotel Associates, Ltd.               Holiday Inn Dallas DFW Airport West

MPV Limited Partnership                  Hotel Maison de Ville

3100 Glendale Joint Venture              Hilton Hotel - Toledo

                                  SCHEDULE 1-C
                                  ------------


                               ACQUISITION HOTELS


Holiday Inn Select-Madison                     Madison, Wisconsin

LeBarber Airport Hotel                         San Jose, California

Holiday Inn Mission Valley                     San Diego, California

Holiday Inn Park Center Plaza                  San Jose, California

Fred Haven Albuquerque Airport Hotel           Albuquerque, New Mexico

                                  Schedule 1-D
                                  ------------


                                 MANAGED HOTELS


Holiday Inn Dallas DFW Airport South               Dallas, Texas

Days Inn Ocean City                                Ocean City, Maryland

Holiday Inn New Orleans International Airport      Kenney, Louisiana

                                  Schedule 1-E
                                  ------------


(1) Letter Agreement between American General Hospitality, Inc. and American General Hospitality Operating Partnership, L.P. relating to the assignment of contract rights for the purchase of certain of the Initial Hotels.

(2)    Omnibus Option Agreement (OP Units) for Holiday Inn Dallas DFW Airport
       South.

(3)    Omnibus Option Agreement (Cash) for Holiday Inn Dallas DFW Airport South.

(4)    Contribution Agreement (GP) for Holiday Inn Dallas DFW Airport South.

(5) Contribution Agreement (Primary Contributors) for Holiday Inn Dallas DFW Airport South. Holiday Inn Dallas DFW Airport West, Courtyard by Marriott-Meadowlands, Hampton Inn Richmond Airport and Hilton Hotel-Toledo.

(6)    Option Agreement for Holiday Inn Dallas DFW Airport West.

(7)    Contribution Agreement for Holiday Inn New Orleans International Airport.

(8)    Sale and Contribution Agreement for Holiday Inn Select-Madison.

(9)    Purchase and Sale Agreement for Holiday Inn Park Center Plaza.

(10)   Hotel Purchase Agreement for Fred Harvey Albuquerque Airport Hotel.

(11)   Hotel Purchase Agreement for LeBaron Airport Hotel.

(12)   Real Estate Sale Agreement for Days Inn Ocean City.

(13) Purchase and Sale Agreement and Escrow Instructions for Holiday Inn Mission Valley.

(14)   Omnibus Option Agreement (OP Units) for Hotel Maison de Ville.

(15)   Omnibus Option Agreement (Cash) for Hotel Maison de Ville.

(16)   Option Agreement for Hotel Maison de Ville.

(17) Option Agreement (the Plan) for Holiday Inn Dallas DFW Airport South, Holiday Inn Dallas DFW Airport West, Courtyard by Marriott-Meadowlands, Hampton Inn Richmond Airport and Hotel Maison de Ville.